EXHIBIT 99.1

Alta Mesa Announces First Quarter 2015 Financial Results and Operational Update

HOUSTON, May 14, 2015 (GLOBE NEWSWIRE) -- Alta Mesa Holdings, LP announced its financial results for the first quarter of 2015 and provided highlights of its recent operations. A conference call to discuss these results is scheduled for today at 11 a.m. Central time.

Financial and operational highlights of note for the quarter include the following:

  Adjusted EBITDAX totaled $50.7 million
  Production totaled 1.7 MMBOE, or about 19,000 BOE per Day, up 10% from Q1-2014
  Oil and liquids production totaled 1.2 MMBOE, up 33% from Q1-2014
  Production mix moves to 72% liquids, up from 60% in Q1-2014

Adjusted EBITDAX

Adjusted EBITDAX (a non-GAAP financial measure, defined below) for the first quarter of 2015 was $50.7 million, compared to $47.9 million for the first quarter of 2014. Adjusted EBITDAX for the first quarter of 2015 includes a one-time non-cash litigation settlement expense (General and Administrative) of $5 million. The change in Adjusted EBITDAX between the two periods was due to lower realized prices, offset by increased production. Adjusted EBITDAX for the second quarter of 2015 is expected to range between $48 and $52 million.

Production

Production volumes for the first quarter of 2015 totaled 1.7 MMBOE, or an average of approximately 19,000 BOE per Day, up 10%, compared to 1.5 MMBOE or approximately 17,200 BOE per Day in the first quarter of 2014. Production for the first quarter is within the previously provided guidance for Q1-2015 of 18,000 to 22,000 BOE per Day. The Company's total production mix was 72% oil and natural gas liquids (87% oil, 13% liquids) for the first quarter 2015, which is up from 60% for the same quarter of 2014. Production for the first quarter of 2015 in Sooner Trend averaged 7,720 BOE per Day, up over 140% compared to 3,200 BOE per Day in the first quarter of 2014. Production for the second quarter of 2015 is expected to average between 19,000 to 21,000 BOE per Day.

Revenue & Hedging

Oil, natural gas and natural gas liquids revenues for the first quarter of 2015 totaled $60.5 million compared to $103.4 million in the first quarter of 2014. The change between the two periods for revenues was due to the decrease in commodity prices, partially offset by increased production. Realized prices for oil (including settlements of derivative contracts) for the first quarter of 2015 were $74.96 per barrel, compared to $96.36 per barrel in the first quarter 2014. Realized prices for natural gas (including settlements of derivative contracts) for the first quarter 2015 were $3.99 per MCF, compared to $5.26 per MCF in first quarter 2014. Currently, the Company has hedged greater than 100% of its forecasted production of proved developed producing reserves through 2019 at weighted average annual floor prices ranging from $3.88 per MMbtu to $4.50 per MMbtu for natural gas and $62.50 per Bbl to $74.84 per Bbl for oil.

Lease Operating Expense

Total lease operating expense, inclusive of production and ad valorem taxes and workover expenses, for the first quarter of 2015 was $26.0 million compared to $29.5 million for the first quarter of 2014. On a per unit of production basis, lease operating expense for the first quarter 2015 was $15.21 per BOE compared to $19.05 per BOE for the first quarter of 2014. The difference in total lease operating expenses between the two periods is due in part to the decline in production taxes and decreases in marketing and gathering fees, field services, chemical and saltwater disposal.

Depreciation, Depletion and Amortization

Depreciation, depletion and amortization expense for the first quarter of 2015 was $40.7 million compared to $29.3 million for the first quarter of 2014. On a per unit of production basis, depreciation, depletion and amortization expense for the first quarter 2015 was $23.84 per BOE compared to $18.90 per BOE for the first quarter of 2014.

General and Administrative Expenses

General and administrative expense for the first quarter of 2015 was $17.7 million compared to $24.7 million for the first quarter of 2014. Excluding one-time adjustments ($5 million), first quarter 2015 general and administrative expense was $12.7 million. On a per unit basis, the expense decreased from $15.96 per BOE in the first quarter 2014 to $10.36 per BOE in the first quarter 2015.

Net Income/(Loss)

Net loss for the first quarter of 2015 was ($109.2) million, compared to a net income of $56.9 million for the first quarter of 2014. The difference in net income (loss) between the two periods was primarily due to lower realized revenue and, an impairment expense of $73 million related to write-downs in the Company's East Texas and South Louisiana fields, in addition to higher exploration expense for the first quarter of 2015 ($24 million), partially offset in part by lower general and administrative cost.

Operational Highlights

Sooner Trend, Oklahoma:

Alta Mesa's assets in the Sooner Trend in Oklahoma are located in large mature oil fields with multiple productive zones at depths generally from between 4,000 feet and 8,000 feet. Activity in these fields is focused on horizontal drilling and multi-stage fracturing of the Meramec section of the Mississippian Lime and the Oswego Lime, as well as the definition of similar exploitation opportunities in the Woodford Shale, Hunton Lime, and other formations. The Company plans to maintain at least one rig during 2015 targeting the Meramec and other zones with horizontal drilling. In the first quarter of 2015, the Company completed seven horizontal wells in the Meramec formation in Sooner Trend as well as three horizontal wells in the Oswego formation. Alta Mesa will also participate in other horizontal wells as a non-operator, primarily targeting the Oswego Lime, Meramec and other zones. Average daily production for the first quarter of 2015 was approximately 7,720 BOE per Day, up 30% from the fourth quarter 2014 average daily production of 5,960 BOE per Day. As of 12/31/14, Alta Mesa had 28.2 MMBOE of proved reserves in this area, 75% of which is oil and natural gas liquids with 44% being classified as proved developed reserves.

Weeks Island Area, Louisiana:

Alta Mesa's assets in this area are comprised of the Weeks Island Field, located in Iberia Parish, the Cote Blanche Island Field in St. Mary Parish, and adjacent leasehold. The Cote Blanche Island field was acquired last year by Alta Mesa and has geology that is similar to Weeks Island. The field is a salt dome structure with production from the Miocene sands. The Company plans on utilizing the same geologic interpretation methods and engineering development techniques in this field that are used at Weeks Island to increase reserves and production. The Company completed two wells in the Weeks Island area during the first quarter of 2015 with four wells in progress as of the end of the quarter. In addition, two wells that were drilled in the fourth quarter of 2014 were deemed dry holes in the first quarter of 2015. For the balance of this year, Alta Mesa will utilize at least one work over rig continuously operating in this field, primarily for completing new wells and recompleting older wells to new producing zones. Average daily production from the Weeks Island Area in the first quarter of 2015 was approximately 4,680 BOE per Day net to our interest, 83% oil. As of 12/31/14, Alta Mesa had 8.8 MMBOE of proved reserves in these fields, approximately 93% of which is oil and natural gas liquids with 75% being classified as proved developed reserves. Production at Weeks Island Area has remained above 4,000 BOE per Day, net to our interest, since November 2013.

Eagleville Field, South Texas:

Alta Mesa's Eagleville field is located in Karnes County, Texas and produces from the Eagle Ford Shale. This field is operated by Murphy Oil and is considered a high-quality core property with years of remaining development potential. Murphy is currently operating one drilling rig in the field and there were four wells in progress at the end of the quarter. As of March 31, 2015, Alta Mesa had interests in 173 producing wells in this field with an average working interest of approximately 6.8%. Average daily production in the first quarter of 2015 was approximately 2,800 BOE per Day net to our interest, compared to 2,900 BOE per Day in the first quarter of 2014. The decrease in production reflects the decrease in the Company's working interest due to the partial sale of Eagleville during the first quarter of 2014. Alta Mesa retained a declining net profits interest in the producing wells. As of 12/31/14, Alta Mesa had 7.7 MMBOE of proved reserves in this field, 92% of which is oil and natural gas liquids with 33% being classified as proved developed reserves.

Conference Call Information

Alta Mesa invites you to listen to its conference call which will discuss its financial and operational results at 11:00 a.m., Central time, on Thursday, May 14, 2015. If you wish to participate in this conference call, dial 888-347-8149 (toll free in US/Canada) or 412-902-4228 (for International calls), five to ten minutes before the scheduled start time (note that no conference ID is needed). A webcast of the call and any related materials will be available on Alta Mesa's website at www.altamesa.net. Additionally, a replay of the conference call will be available for one week following the live broadcast by dialing 877-870-5176 (toll free in US/Canada) or 858-384-5517 (International calls), and referencing Conference ID # 10065565.

Alta Mesa Holdings, LP is a privately held company engaged primarily in onshore oil and natural gas acquisition, exploitation, exploration and production whose focus is to maximize the profitability of our assets in a safe and environmentally sound manner. We seek to maintain a portfolio of lower risk properties in plays with known resources where we identify a large inventory of lower risk drilling, development, and enhanced recovery and exploitation opportunities. We maximize the profitability of our assets by focusing on sound engineering, enhanced geological techniques including 3-D seismic analysis, and proven drilling, stimulation, completion, and production methods. Alta Mesa Holdings, LP is headquartered in Houston, Texas.

Safe Harbor Statement and Disclaimer

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, regarding Alta Mesa's strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words "could," "should," "will," "play," "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Alta Mesa's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements about Alta Mesa's: business strategy; reserves quantities and the present value of our reserves; financial strategy, liquidity and capital required for our development program; future oil and natural gas prices; timing and amount of future production of oil and natural gas; hedging strategy and results; future drilling plans; marketing of oil and natural gas; leasehold or business acquisitions; costs of developing our properties; liquidity and access to capital; uncertainty regarding our future operating results; and plans, objectives, expectations and intentions contained in this press release that are not historical. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating cost, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and other risks. Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. Specifically, future prices received for production and costs may vary, perhaps significantly, from the prices and costs assumed for purposes of these estimates. Prices for oil or gas began a severe decline in the second half of 2014 and remain depressed as of March 31, 2015. Sustained lower prices will cause the twelve month weighted average price to decrease over time as the lower prices are reflected in the average price, which may result in the estimated quantities and present values of our reserves being reduced. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we may issue. Except as otherwise required by applicable law, we disclaim duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

Alta Mesa Holdings, LP and Subsidiaries
Consolidated Statements of Operations
(unaudited)

	Three Months Ended
	March 31,
	2015	2014

	(in thousands)
OPERATING AND OTHER REVENUES
Oil	$ 49,432	$ 79,742
Natural gas	8,241	18,685
Natural gas liquids	2,676	4,942
Other revenues	193	63
Total operating revenues	60,542	103,432
Gain on sale of assets	134	73,158
Gain (loss) — oil and natural gas derivative contracts	26,759	(10,699)
Total operating and other revenues	87,435	165,891
OPERATING EXPENSES
Lease and plant operating expense	18,394	19,054
Production and ad valorem taxes	4,273	7,676
Workover expense	3,322	2,765
Exploration expense	24,508	9,479
Depreciation, depletion, and amortization expense	40,725	29,279
Impairment expense	73,050	902
Accretion expense	544	558
General and administrative expense	17,696	24,717
Total operating expenses	182,512	94,430
INCOME (LOSS) FROM OPERATIONS	(95,077)	71,461
OTHER INCOME (EXPENSE)
Interest expense	(14,309)	(14,288)
Interest income	175	3
Total other income (expense)	(14,134)	(14,285)
INCOME (LOSS) BEFORE STATE INCOME TAXES	(109,211)	57,176
(Provision) For State Income Taxes	—	(283)
NET INCOME (LOSS)	$ (109,211)	$ 56,893

Alta Mesa Holdings, LP and Subsidiaries
Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2015	2014
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 4,738	$ 1,349
Short-term restricted cash	105	23,793
Accounts receivable, net	34,804	43,581
Other receivables	12,368	33,738
Prepaid expenses and other current assets	3,927	2,132
Derivative financial instruments	46,551	59,803
Total current assets	102,493	164,396
PROPERTY AND EQUIPMENT
Oil and natural gas properties, successful efforts method, net	621,435	686,176
Other property and equipment, net	11,365	11,505
Total property and equipment, net	632,800	697,681
OTHER ASSETS
Long-term restricted cash	—	900
Investment in LLC — cost	9,000	9,000
Deferred financing costs, net	7,380	8,100
Notes receivable	8,672	8,500
Advances to operators	305	619
Deposits and other assets	1,085	1,124
Derivative financial instruments	33,569	27,271
Total other assets	60,011	55,514
TOTAL ASSETS	$ 795,304	$ 917,591
LIABILITIES AND PARTNERS'( DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 106,926	$ 117,560
Current portion, asset retirement obligations	909	1,136
Total current liabilities	107,835	118,696
LONG-TERM LIABILITIES
Asset retirement obligations, net of current portion	62,179	61,736
Long-term debt	758,735	767,608
Notes payable to founder	24,838	24,540
Other long-term liabilities	12,912	6,457
Total long-term liabilities	858,664	860,341
TOTAL LIABILITIES	966,499	979,037
Commitments and Contingencies (Note 10)
PARTNERS' (DEFICIT)	(171,195)	(61,446)
TOTAL LIABILITIES AND PARTNERS' (DEFICIT)	$ 795,304	$ 917,591

Alta Mesa Holdings, LP and Subsidiaries
Consolidated Statement of Cash Flows
(unaudited)

	Three Months Ended
	March 31,
	2015	2014
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (109,211)	$ 56,893
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, and amortization expense	40,725	29,279
Impairment expense	73,050	902
Accretion expense	544	558
Amortization of loan costs	721	715
Amortization of debt discount	127	128
Dry hole expense	18,382	6,259
Expired leases	324	144
(Gain) loss — oil and natural gas derivative contracts	(26,759)	10,699
Settlements of derivative contracts	33,712	(1,283)
Interest converted into debt	298	298
Interest on notes receivable	(172)	—
(Gain) on sale of assets	(134)	(73,158)
Changes in assets and liabilities:
Accounts receivable	8,777	(6,050)
Other receivables	21,370	(207)
Prepaid expenses and other non-current assets	(1,442)	2,999
Settlement of asset retirement obligation	(491)	(1,073)
Accounts payable, accrued liabilities, and other long-term liabilities	24,106	29,732
NET CASH PROVIDED BY OPERATING ACTIVITIES	83,927	56,835
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(95,586)	(83,527)
Proceeds from sale of property	—	173,595
Investment in restricted cash related to property divestiture	24,588	—
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(70,998)	90,068
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	21,000	22,500
Repayments of long-term debt	(30,000)	(169,270)
Capital distributions	(540)	—
NET CASH USED IN FINANCING ACTIVITIES	(9,540)	(146,770)
NET INCREASE IN CASH AND CASH EQUIVALENTS	3,389	133
CASH AND CASH EQUIVALENTS, beginning of period	1,349	6,537
CASH AND CASH EQUIVALENTS, end of period	$ 4,738	$ 6,670
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$ 1,993	$ 1,832
Cash (received) during the period for state taxes	$ —	$ (125)
Change in asset retirement obligations	$ 363	$ 1,590
Change in accruals or liabilities for capital expenditures	$ (28,474)	$ (1,753)

Prices

Below is a table of average hedged and unhedged prices received by the Company.

Hedged - Average Realized Prices	Q1-2015
Natural Gas (per Mcf)	$3.99
Oil (per Bbl)	74.96
Natural Gas Liquids (per Bbl)	16.24
Combined realized (per BOE)	55.08

Unhedged – Average Prices	Q1-2015
Natural Gas (per Mcf)	$2.89
Oil (per Bbl)	46.31
Combined (per BOE)	35.33

GAAP to Non-GAAP Reconciliation

Adjusted EBITDAX is a non-GAAP financial measure and as used herein represents net income before interest expense, exploration expense, depletion, depreciation and amortization, impairment of oil and natural gas properties, accretion of asset retirement obligations, tax expense, unrealized settlements of oil and gas derivative contracts and gain/loss on sale of assets. Alta Mesa presents Adjusted EBITDAX because it believes Adjusted EBITDAX is an important supplemental measure of its performance that is frequently used by others in evaluating companies in its industry. Adjusted EBITDAX is not a measurement of Alta Mesa's financial performance under GAAP, and should not be considered as an alternative to net income, operating income or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of Alta Mesa's profitability or liquidity. Adjusted EBITDAX has significant limitations, including that it does not reflect Alta Mesa's cash requirements for capital expenditures, contractual commitments, working capital or debt service. In addition, other companies may calculate Adjusted EBITDAX differently than Alta Mesa does, limiting its usefulness as a comparative measure. The following table sets forth a reconciliation of net income (loss) as determined in accordance with GAAP to Adjusted EBITDAX for the periods indicated (dollars in thousands):

	Three Months Ended
	March 31,
	2015	2014
Net Income (loss)	$ (109,211)	$56,893
Adjustments to net income:
Provision for income taxes	0	283
Interest expense	14,309	14,288
Unrealized loss - oil & gas hedges	6,953	9,416
Exploration expense	24,508	9,479
Depreciation, depletion and amortization	40,725	29,279
Impairment expense	73,050	902
Accretion expense	544	558
(Gain) on sale of assets	(134)	(73,158)
Adjusted EBITDAX	$50,744	$47,940

CONTACT: Lance L. Weaver (281) 943-5597 lweaver@altamesa.net